EX-99.(k)(6)

Execution Copy

SENIOR CREDIT FUND, LLC

LIMITED LIABILITY COMPANY AGREEMENT

- ii -

SENIOR CREDIT FUND, LLC

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement, dated as of July 18, 2014, is entered into by and between Goldman Sachs BDC, Inc. and Regents of the University of California (collectively, the “Members”).

WHEREAS, the Members desire to form a co-managed limited liability company under the Act (as defined below) for the purposes and pursuant to the terms set forth herein;

NOW THEREFORE, in consideration of the mutual agreements set forth below, and intending to be legally bound, the Members hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Act”: the Delaware Limited Liability Company Act, as from time to time in effect.

“Administrative Agent”: Goldman Sachs Asset Management, L.P. or an Affiliate thereof retained by the Company with Board Approval to perform administrative services for the Company.

“Administrative Services Agreement”: the Administrative Services Agreement between the Company and the Administrative Agent, as amended from time to time with Board Approval.

“Affiliate”: with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Agreement”: this Limited Liability Company Agreement, as it may from time to time be amended.

“Allocation Requirements”: the meaning set forth in Section 6.14(b).

“Alternative Investment Vehicle”: the meaning set forth in Section 3.6.

“Board”: the Board of the Company.

“Board Approval”: as to any matter requiring Board approval hereunder, the approval or subsequent ratification by the Board.

“Board Member”: each Person elected, designated or appointed to serve as a member of the Board in accordance with this Agreement.

“Broadly Syndicated Loans”: syndicated loans that are not primarily underwritten or co-underwritten by GSBDC’s investment adviser or an Affiliate thereof.

“Capital Account”: as to each Member, the capital account maintained on the books of the Company for such Member in accordance with Section 4.1.

“Capital Commitment”: as to each Member, the total amount set forth in such Member’s Subscription Agreement delivered herewith and on the Member List, which is contributed and agreed to be contributed to the Company by such Member as a Capital Contribution.

“Capital Contribution”: as to each Member, the aggregate amount of cash actually contributed to the equity capital of the Company by such Member as set forth in Section 3.1. The Capital Contribution of a Member that is an assignee of all or a portion of an equity interest in the Company shall include the Capital Contribution of the assignor (or a pro rata portion thereof in the case of an assignment of less than the entire interest of the assignor). Notwithstanding the foregoing, and subject to Board Approval, each Member shall be permitted to make a Capital Contribution to the Company in the form of interests in Investments currently owned by the Member. These contributed interests shall be valued in accordance with this Agreement.

“Cause Event”: (i) the bankruptcy, insolvency, dissolution or liquidation of a Member, or the making of an assignment for the benefit of creditors by a Member, or a default under Section 3.3 by a Member which remains uncured or unwaived after the expiration of the cure period set forth in Section 3.3; (ii) the institution of any lawsuits or legal proceedings against a Member or, solely with respect to GSBDC, the investment adviser of GSBDC if such lawsuit or legal proceeding is likely to have a material adverse effect on such Member’s ability to perform its obligations under this Agreement; provided, that the institution of any lawsuit or legal proceeding against a Member by the other Member shall not be a Cause Event; (iii) the commencement of any formal enforcement investigation of a Member or, solely with respect to GSBDC, the investment adviser of GSBDC by the SEC or any other U.S. or foreign federal regulatory or administrative body that involves an allegation of a violation of law by any such person and that is likely to have a material adverse effect on such Member’s ability to perform its obligations under this Agreement; or (iv) any other act or omission by a Member or, solely with respect to GSBDC, the investment adviser of GSBDC that, in the reasonable judgment of the other Member, (A) causes or is likely to cause such other Member or its Affiliates to receive materially adverse publicity or (B) otherwise materially adversely affects or may materially adversely affect the reputation of such other Member or its Affiliates.

“Certificate of Formation”: the certificate of formation for the Company filed under the Act, as from time to time amended.

“Code”: the Internal Revenue Code of 1986, as from time to time amended.

“Company”: the limited liability company created and existing pursuant to the Certificate of Formation and this Agreement.

“Company Counsel”: the meaning set forth in Section 10.10.

“CPRA”: the meaning set forth in Section 9.4(d).

“Default Date”: the meaning set forth in Section 3.3(a).

“Default Loan”: the meaning set forth in Section 3.3(b)(iii).

“Defaulting Member”: the meaning set forth in Section 3.3(a).

“Disclosure Laws”: the meaning set forth in Section 9.4(d)(ii).

“ERISA”: the Employee Retirement Income Security Act of 1974, as from time to time amended.

“ERISA Plan”: a Person that is an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA.

“Expenses”: all costs and expenses, of whatever nature, directly or indirectly borne by the Company, including, without limitation, those borne under the Administrative Services Agreement, any sub-administrative services agreement or borne with respect to any Financing Subsidiary.

“Facility”: the meaning set forth in Section 2.4(b)(iv).

“Financing Subsidiary” shall mean a direct or indirect subsidiary of the Company, including without limitation a bankruptcy remote special purpose entity that will enter into a credit facility or issue debt.

“GAAP”: United States generally accepted accounting principles.

“GAAP Profit or GAAP Loss”: as to any transaction or fiscal period, the net income or loss of the Company under GAAP.

“GSBDC”: Goldman Sachs BDC, Inc., or any Person substituted for Goldman Sachs BDC, Inc. as a Member pursuant to the terms of this Agreement.

“Harm”: the meaning set forth in Section 6.15(a).

“Illiquid Security”: any security other than one which is marketable. For purposes of this definition, a security is marketable only if it (i) is traded on or through a national or other established securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (ii) can be sold, with or without volume limitations, to the general public by a Member receiving a distribution of such security, and (iii) is not subject to contractual restrictions on transfer.

“Initial Closing Date”: means August 1, 2014 or such other date as the Members may agree.

“Investment”: an investment of any type held, directly or indirectly, by the Company from time to time. By way of example, Investments may include loans, notes and other debt instruments, total return swaps and other derivative instruments, participation interests, warrants, equity securities including common stock, preferred stock and structured equity products, portfolios of any of the foregoing and derivative instruments related to any of the foregoing. Investments do not include interests in Subsidiaries.

“Investment Period” means the thirty six-month period commencing on the Initial Closing Date unless sooner terminated as provided in Section 3.1(d).

“Investor Laws”: the meaning set forth in Section 7.2.

“LIBOR Rate”: the three-month London InterBank Offered Rate, which for purposes hereof shall be deemed to equal for each day of a calendar quarter such rate as of the first day of such quarter.

“Member”: each Person identified as a Member in the first sentence hereof, and any Person that is or becomes a Member of the Company.

“Member List”: the meaning set forth in Section 2.7.

“Organization Costs”: all out-of-pocket costs and expenses reasonably incurred directly by the Company or indirectly for the Company by a Member or its Affiliates in connection with the formation, capitalization and financing of the Company, the initial offering of Company interests to GSBDC and the Regents, and the preparation by the Company to commence its business operations, including, without limitation, reasonable and documented (i) fees and disbursements of legal counsel to the Company or its Affiliates and to GSBDC and the Regents, (ii) accountant fees and other fees for professional services, (iii) travel costs and other out-of-pocket expenses, and (iv) costs incurred in connection with the establishment of any Facility. The Company shall also pay, or the Board may cause the Company to make capital contributions or advances to any Financing Subsidiary relating to, the organizational costs and expenses of any Financing Subsidiary, including costs associated with borrowing money and entering into credit facilities.

“Person”: shall include an individual, corporation, partnership, association, joint venture, company, limited liability company, trust, governmental authority or other entity.

“Portfolio Company”: with respect to any Investment, any Person that is the issuer of any equity securities, equity-related securities or obligations, debt instruments or debt-related securities or obligations (including senior debt instruments, including investments in senior loans, senior debt securities and any notes or other evidences of indebtedness, preferred equity, warrants, options, subordinated debt, mezzanine securities or similar securities or instruments) that are the subject of such Investment. Portfolio Companies do not include Subsidiaries.

“Prior Board Approval”: as to any matter requiring prior Board Approval hereunder, the prior approval of the Board.

“Proceeding” has the meaning set forth in Section 6.15(a).

“Profit or Loss”: as to any transaction or fiscal period, the GAAP Profit or GAAP Loss with respect to such transaction or period, with such adjustments thereto as may be required by this Agreement; provided that in the event that the Value of any Company asset is adjusted under Section 9.5, the amount of such adjustment shall in all events be taken into account in the same manner as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and the gain or loss from any disposition of such asset shall be calculated by reference to such adjusted Value; and provided further, that GAAP Profit or GAAP Loss may be adjusted with Board Approval to amortize Organization Costs over four years.

“Proportionate Share”: as to any Member, the percentage that its Capital Contribution represents of all Capital Contributions.

“Regents”: The Regents of the University of California, or any Person substituted for the Regents as a Member pursuant to the terms of this Agreement.

“Reserved Amount”: the meaning set forth in Section 5.4(a).

“Revolving Credit Loan”: any revolving credit facility or similar credit facility provided by the Company or any Financing Subsidiary, directly or indirectly, to a borrower or acquired from another Person; provided that in the case of any such credit facility provided or acquired indirectly through another entity which is not wholly owned by the Company, the Revolving Credit Loan shall be the Company’s proportionate share thereof.

“SEC”: the U.S. Securities and Exchange Commission.

“Senior Secured Loans”: senior secured loans that are secured by a first lien on some or all of the obligor’s assets, including, without limitation, traditional senior secured loans and any related Revolving Credit Loan or delayed draw loan.

“Subscription Agreement”: the subscription agreement entered into by each Member in respect of its Capital Commitment.

“Subscription Facility”: a Facility with respect to which the Company has pledged the Capital Commitments and the power and authority to call the Capital Commitments.

“Tax Liability”: as to any Member and any fiscal period, the amount of Profit (and each item thereof) allocated to such Member for U.S. federal income tax purposes in the Company income tax return filed or to be filed by the Company with respect to such period, multiplied by the highest combined marginal U.S. federal, state and local income tax rates for individuals in New York, New York on each type of taxable income and gain included in such Profit, taking into account (i) the non-deductibility of any item for state or local income tax purposes that is deductible for federal income tax purposes, (ii) the deductibility for federal income tax purposes of state or local income taxes, and (iii) the deductibility of any item for state income tax purposes that is not deductible for federal income tax purposes. The Tax Liability for any fiscal period in which such Member was allocated net loss for federal income tax purposes shall be deemed to equal zero.

“Tax Matters Member”: the meaning set forth in Section 6.16.

“Temporary Advance”: the meaning set forth in Section 3.2.

“Temporary Advance Rate”: with respect to any period, the rate equal to (i) the sum of the average LIBOR Rate during such period (expressed as an annual rate) plus three percent (3.0%) per annum, multiplied by (ii) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365; provided that the Temporary Advance Rate for any Temporary Advance outstanding for less than four days shall equal zero.

“Treasury Regulations”: all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

“Valid Company Purposes”: shall include the purposes set forth in clauses (i) through (vi) during the Investment Period and shall include the purposes set forth in clauses (ii) through (vi) during any suspension of the Investment Period and any time after the expiration or earlier termination of the Investment Period: (i) prior to the end of the Investment Period, making Investments or acquiring assets (other than temporary investments), (ii) making Investments which the Company was committed to make in whole or in part (as evidenced by a commitment letter, term sheet or letter of intent, or definitive legal documents under which less than all advances have been made) on or before the suspension or termination of the Investment Period and satisfying funding or other obligations with respect to all Investments including any ongoing funding obligations relating to all Revolving Credit Loans that are revolving loans and delayed draw term loans at any time during or after the Investment Period, (iii) funding Reserved Amounts, (iv) making protective investments (including making protective advances and/or exchanges), which may require capital commitments and ongoing obligations of the Company or any Financing Subsidiary, (v) making, at the Board’s election, capital contributions to avoid or cure any borrowing base deficiency, default, event of default, potential termination event or termination event relating to any indebtedness incurred by the Company or a Financing Subsidiary and repaying such indebtedness, or (vi) repaying Temporary Advances and paying Company Expenses, Organizational Costs, and such other costs and expenses as set forth herein.

“Value”: as of the date of computation with respect to some or all of the assets of the Company or any assets acquired by the Company, the value of such assets determined in accordance with Section 9.5.

ARTICLE 2

GENERAL PROVISIONS

Section 2.1 Formation of the Limited Liability Company. The Company was formed under and pursuant to the Act upon the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware, and the Members hereby agree to continue the Company under and pursuant to the Act. The Members agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. Each Person being admitted as a Member as of the date hereof shall be admitted as a Member at the time such Person has executed this Agreement or a counterpart of this Agreement.

Section 2.2 Company Name. The name of the Company shall be “Senior Credit Fund, LLC,” or such other name as approved by Board Approval.

Section 2.3 Place of Business; Agent for Service of Process.

(a) The registered office of the Company in the State of Delaware shall be c/o Goldman Sachs Asset Management, L.P, or such other place as the Members may designate. The principal business office of the Company shall be at 1 American Lane, Greenwich, CT 06831, or such other place as may be approved by Board Approval. The Company may also maintain additional offices at such place or places as may be approved by Board Approval.

(b) The agent for service of process on the Company pursuant to the Act shall be The Corporation Trust Company at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or such other Person as the Members may designate with Board Approval.

Section 2.4 Principal Purpose and Powers of the Company.

(a) The principal purpose of the Company is to make Investments, either directly or indirectly through Subsidiaries or other Persons, primarily in Senior Secured Loans that are made to middle market companies or in Broadly Syndicated Loans.

(b) In furtherance of such purpose, the Company, either directly or indirectly, shall have the following powers:

(i) To originate or otherwise acquire and finance Senior Secured Loans and to acquire and finance Broadly Syndicated Loans;

(ii) to form, invest in or through, transfer, dispose of or otherwise deal in the interests of, and exercise all rights, powers, privileges and other incidents of ownership with respect to, investment and financing vehicles (formed in the United States or otherwise), including Financing Subsidiaries which hold one or more Investments, including, without limitation, investment and financing vehicles that are wholly or partially controlled, managed or administered by the Company, by a Member or by any Affiliate of any thereof, and investment and financing vehicles that are partially owned by Persons other than the Company (including but not limited to Persons that may be controlled, managed or administered by a Member or any of its Affiliates), and investment vehicles formed for the purpose of making and administering Investments and allocating related Profit or Loss;

(iii) to originate, purchase or otherwise acquire, transfer, finance, dispose of or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Investments without regard to whether such Investments are publicly traded, readily marketable or restricted as to transfer;

(iv) to incur indebtedness for borrowed money (which may be on a joint and several basis with Alternative Investment Vehicles), and to pledge, hypothecate, mortgage, collaterally assign, or otherwise grant security interests or liens on any assets owned directly or indirectly by the Company, including without limitation, the Capital Commitments and the power and authority to call the Capital Commitments (any credit facility secured by any such assets, a “Facility”);

(v) to guarantee, or otherwise become liable for, the obligations of other Persons, including, without limitation, Portfolio Companies, Alternative Investment Vehicles and Financing Subsidiaries;

(vi) to act as manager and/or collateral manager of a Financing Subsidiary;

(vii) to engage personnel and do such other acts and things as may be necessary or advisable in connection therewith;

(viii) to engage and compensate attorneys, accountants, administrative agents, investment advisors, technical advisors, consultants, custodians, contractors and agents;

(ix) to pay and incur other expenses and obligations incident to the operation of the Company and/or Financing Subsidiaries and to make capital contributions to Financing Subsidiaries;

(x) to establish, maintain, and close bank accounts and draw checks or other orders for the payment of money;

(xi) to establish, maintain, and close accounts with brokers;

(xii) to enter into, make and perform all such contracts, agreements and other undertakings, and to take any and all actions and engage in any and all activities, as may be incidental to, or necessary, advisable or appropriate to, the carrying out of the foregoing purpose; and

(xiii) to take any other action permitted to be taken by a limited liability company under the Act.

(c) The Company may enter into and perform Subscription Agreements among the Company and each Member, without any further act, vote or approval of any Member notwithstanding any other provision of this Agreement, the Act or any other applicable law, rule or regulation.

Section 2.5 Fiscal Year. The fiscal year of the Company shall be the period ending on December 31 of each year.

Section 2.6 Liability of Members. Except as expressly provided in this Agreement, a Member shall have such liability for the repayment, satisfaction and discharge of the debts, liabilities and obligations of the Company only as is provided by the Act. A Member that receives a distribution made in violation of the Act shall be liable to the Company for the amount of such distribution to the extent, and only to the extent, required by the Act. The Members shall not otherwise be liable for the repayment, satisfaction or discharge of the Company’s debts, liabilities and obligations, except that each Member shall be required to make Capital Contributions in accordance with the terms of this Agreement and shall be required to repay any distributions which are not made in accordance with this Agreement.

Section 2.7 Member List. The Administrative Agent shall cause to be maintained in the principal office of the Company a list (the “Member List”) setting forth, with respect to each Member, such Member’s name, address, Capital Commitment, Capital Contributions and such other information as the Administrative Agent may deem necessary or desirable or as required by the Act. The Administrative Agent shall from time to time update the Member List as necessary to reflect accurately the information therein. Any reference in this Agreement to the Member List shall be deemed to be a reference to the Member List as in effect from time to time. No action of the Members shall be required to supplement or amend the Member List. Revisions to the Member List made by the Administrative Agent as a result of changes to the information set forth therein made in accordance with this Agreement shall not constitute an amendment of this Agreement.

ARTICLE 3

COMPANY CAPITAL AND INTERESTS

Section 3.1 Capital Commitments.

(a) Each Member’s Capital Commitment shall be set forth on the Member List and in such Member’s Subscription Agreement and shall be payable in cash in U.S. dollars or, with Board Approval, in in-kind contributions of Investments. Each such payment shall be made from time to time within ten (10) business days after notice from the Administrative Agent (or any other Person with the power and authority to call the Capital Commitments) specifying the amount then to be paid, or such later date as may be specified in such notice; provided that any such amount to be used for a purpose requiring Prior Board Approval or Board Approval shall be subject to such Prior Board Approval or Board Approval, as applicable. Capital Contributions shall be made by all Members pro rata based on their respective Capital Commitments.

(b) Capital Contributions which are not used for their intended purpose shall be returned to the Members within ninety (90) days in the same proportion in which made, in which case such amount shall be added back to the unfunded Capital Commitments of the Members and may be recalled by the Company as set forth in this Article 3. Capital Contributions which have been returned to Members also may be recalled to the extent provided by Section 5.4.

(c) Following the end of the Investment Period, the Company shall not issue capital calls pursuant to Section 3.1 except for Valid Company Purposes.

(d) A Member may suspend the Investment Period (and thus the Member’s unfunded Capital Commitment with respect thereto) (i) for any reason upon fifteen (15) days’ prior written notice to the other Member or (ii) immediately upon notice to the other Member following a Cause Event with respect to such other Member. Notwithstanding the foregoing, each Member shall remain liable for such Member’s unfunded Capital Commitment for Valid Company Purposes set forth in clauses (ii) through (vi) during any suspension of the Investment Period.

Section 3.2 Temporary Advances. A Member or its Affiliates, with Prior Board Approval, may make loans (“Temporary Advances”) to temporarily fund obligations for Valid Company Purposes until Capital Contributions are made by the Members as set forth in Section 3.1. Such Temporary Advances plus interest at the Temporary Advance Rate shall be returned from any Capital Contributions by the Members under Section 3.1, with any unreturned Temporary Advances plus interest at the Temporary Advance Rate paid as set forth in Section 5.1.

Section 3.3 Defaulting Members.

(a) Upon the failure of any Member (a “Defaulting Member”) to pay in full any portion of such Member’s Capital Commitment within ten (10) days after written notice from the other Member (the “Default Date”) that such payment is overdue, the other Member, in its sole discretion, shall have the right to pursue one or more of the following remedies on behalf of the Company if such failure has not been cured in full within such ten-day period:

(i) collect such unpaid portion (and all attorneys’ fees and other costs incident thereto) by exercising and/or pursuing any legal remedy the Company may have;

(ii) upon thirty (30) days’ written notice (which period may commence during the ten-day notice period provided above), and provided that the overdue payment has not been made, dissolve and wind down the Company in accordance with Article 8 as long as such action is not prohibited by Section 8.2(b); and

(iii) upon thirty (30) days’ written notice (which period may commence during the ten-day notice period provided above) and if such failure has not been cured in full within such thirty-day period, compel the Defaulting Member to sell or transfer all or a portion of its interest in whole or in part subject to the following:

(A) If the other Member notifies the Defaulting Member to sell or transfer all or a part of its interest, such Defaulting Member shall do so within sixty (60) days after the expiration of such thirty-day period.

(B) Upon any failure of the Defaulting Member, under any circumstances, to sell or transfer all of its interests that are required to be sold within such sixty (60) day period, the other Member may purchase such interest or sell or transfer such interest to a third party or, subject to applicable law, to an Affiliate of a Member or the Company. The price for such sale or transfer shall be not less than the minimum cash purchase price for the Defaulting Member’s interest in the Company as determined by any of Duff & Phelps Corporation, Houlihan Lokey, Inc. or Lincoln International, selected by the other Member for a hypothetical sale of such interest to an unaffiliated third party willing to purchase such interest within a ninety (90) day time period; provided, however, that if no such buyer is found within such ninety (90) day period to purchase the Defaulting Member’s interest at such minimum price or a higher price, then the other Member may direct the sale or transfer of the Defaulting Member’s interest at a price and subject to such terms and conditions as it deems commercially reasonable in its good faith judgment and sole discretion, which terms and conditions may include the acceptance by the Defaulting Member of a promissory note issued by the purchaser thereof.

(C) To the extent any amounts are owed by a Defaulting Member to a non-Defaulting Member with respect to a Default Loan, any purchase price that would otherwise be payable to the Defaulting Member under this Section 3.3(a)(iii) shall instead first be paid to the non-Defaulting Member pursuant to the terms of Section 3.3(b)(iii) hereof until each such Default Loan (and accrued interest thereon) has been repaid in full with the remainder of such purchase price, if any, payable to the Defaulting Member.

Except as set forth below, the non-defaulting Member’s election to pursue any one of such remedies shall not be deemed to preclude such Member from pursuing any other such remedy, or any other available remedy, simultaneously or subsequently.

(b) Notwithstanding any provision of this Agreement to the contrary,

(i) a Defaulting Member shall not be entitled to distributions made after the Default Date until the default is cured and any such distributions to which such Defaulting Member would otherwise have been entitled if such default had not occurred shall be debited against the Capital Account of the Defaulting Member so as to reduce the remaining amount of the default;

(ii) the Company shall not make new Investments after the Default Date until the default is cured except as permitted pursuant to clauses (ii) through (vii) of Valid Company Purposes; and

(iii) the non-Defaulting Member(s), in its or their sole discretion, may fund all or any portion of the defaulted amount on behalf of the Defaulting Member(s) with notice to the Board and to the other Members. The Members agree and acknowledge that any amount so funded by the non-Defaulting Member(s) shall be treated as a loan from the non-Defaulting Member(s) to the Defaulting Member(s) (a “Default Loan”), the proceeds of which are used by the Defaulting Member(s) to make a Capital Contribution to the Company which, if in a sufficient amount, may cure a related default by such Defaulting Member. A Default Loan shall (A) bear interest from the date of such funding until repaid by the Defaulting Member(s) at a rate equal to the lower of 15% per annum or the maximum rate permitted by applicable law, (B) be pre-payable by the Defaulting Member(s) at any time and (C) be fully recourse to the Defaulting Member(s). Until such time that any Default Loan (including any accrued interest thereon) has been fully repaid, (x) any amounts that would otherwise be distributable to the Defaulting Member(s) under Section 5.1(b)(iii) or Section 5.2 hereof shall instead be distributed to the non-Defaulting Member(s) and (y) any purchase price payable to the Defaulting Member(s) in connection with any sale of its or their respective interests in the Company shall first be payable to the non-Defaulting Members until the repayment in full of the Default Loan(s) (including any accrued interest thereon) proportionate to the amount of Default Loan(s) so extended by the non-Defaulting Member(s) to such Defaulting Member(s). Any amounts distributed to the non-Defaulting Member(s) pursuant to the previous sentence shall be treated as for all purposes of this Agreement and for U.S. federal, state and local income tax purposes as having been made by the Company to the Defaulting Member notwithstanding the Company’s distribution of such amounts to the non-Defaulting Member(s) and any amounts distributed or payable to the non-Defaulting Member(s) pursuant to the previous sentence shall reduce the amounts owed to the non-Defaulting Member(s) under the related Default Loan, first as to interest and then as to principal.

(c) If any Member fails to pay in full any portion of such Member’s Capital Commitment when due in connection with a capital call pursuant to the terms of a Subscription Facility, the other Members shall be obligated to fund any subsequent call for Capital Contributions made in accordance with Section 3.1 in connection with a capital call pursuant to the terms of a Subscription Facility to make up for such shortfall (regardless of the last sentence of Section 3.1(a)), provided that in no event shall a Member be obligated to fund more than its Capital Commitment.

Section 3.4 Interest or Withdrawals. No Member shall be entitled to receive any interest on any Capital Contribution to the Company. Except as otherwise specifically provided herein, no Member shall be entitled to withdraw any part of its Capital Contributions or Capital Account balance.

Section 3.5 Admission of Additional Members.

(a) The Members may, with Prior Board Approval, (i) admit additional Members upon terms approved by Board Approval, or (ii) permit existing Members to subscribe for additional interests in the Company;

provided, however, that GSBDC shall at all times retain a Proportionate Share of at least 50%; and provided, further, that the admission of Substituted Members shall be governed by Section 7.1.

(b) Each additional Member shall execute and deliver a written instrument satisfactory to the existing Members and the Board whereby such Member becomes a party to this Agreement, as well as a subscription agreement and any other documents required by the existing Members. Each such additional Member shall thereafter be entitled to all the rights and subject to all the obligations of Members as set forth herein. Upon the admission of or the increase in the interest of any Member as herein provided, the Administrative Agent is hereby authorized to update the Member List, as required, to reflect such admission or increase.

Section 3.6 Alternative Investment Vehicle. Based on legal, tax, regulatory and other similar structuring considerations, in connection with particular Investments, the Company may, with Board Approval, create one or more partnerships, corporations or other entities (“Alternative Investment Vehicles”) for purposes of making, holding and disposing of one or more Investments. One or more of the Members shall be required to provide capital directly to each such Alternative Investment Vehicle to the same extent, for the same purposes and on the same terms and conditions as the Members are required to provide capital to the Company and such capital shall reduce the unfunded Capital Commitment to the same extent as if made to the Company. The terms of any Alternative Investment Vehicle, including, without limitation, the terms with respect to management and control of the Alternative Investment Vehicle, shall be substantially similar in all material respects to those of the Company; provided, that, such terms may vary based on the structure of the relevant transaction, legal, tax and regulatory considerations. Any such Alternative Investment Vehicle will be structured in a manner whereby the Members participating in such Alternative Investment Vehicle shall bear the incremental costs of the alternative arrangement (including, without limitation, taxes). The governing documents of any Alternative Investment Vehicle shall provide for the limited liability of the Members to the same extent in all material respects as is provided to the Members under this Agreement. If a Member fails to provide all or a portion of its required capital to an Alternative Investment Vehicle on the applicable drawdown date (unless such Member is excused from providing such capital by the governing documents of such Alternative Investment Vehicle), the other Member shall be entitled to pursue any and all remedies set forth in Section 3.3 in addition to any applicable provisions of the governing documents of the Alternative Investment Vehicle.

ARTICLE 4

ALLOCATIONS

Section 4.1 Capital Accounts.

(a) An individual capital account (a “Capital Account”) shall be maintained for each Member consisting of such Member’s Capital Contributions, increased or decreased by Profit or Loss allocated to such Member, decreased by the cash or Value of property distributed to such Member (giving net effect to any liabilities the property is subject to, or which the Member assumes), and otherwise maintained consistent with this Agreement. In the event that the Administrative Agent determines that it is prudent to modify the manner in which Capital Accounts, including all debits and credits thereto, are computed in order to be maintained consistent with this Agreement, the Administrative Agent is authorized to make such modifications to the extent that they do not result in a material adverse effect to any Member. Capital Accounts shall be maintained in a manner consistent with applicable Treasury Regulations.

(b) Profit or Loss shall be allocated among Members as of the end of each month of the Company; provided that Profit or Loss shall also be allocated at the end of (i) each period terminating on the date of any withdrawal by any Member, (ii) each period terminating immediately before the date of any admission or increase in Capital Commitment of any Member, (iii) each period terminating immediately before the date of any change in the relative Capital Account balances of the Members, (iv) the liquidation of the Company, or (v) any period which is determined by Board Approval to be appropriate. Organization Costs may be amortized over four (4) years or such other period deemed appropriate by Board Approval.

Section 4.2 General and Special Allocations.

(a) Profit or Loss shall be allocated among the Members as provided by this Section 4.2. Loss (after taking into account any interest expense incurred on Temporary Advances and repayment of the amount advanced with respect thereto) shall be allocated among the Members pro rata in accordance with their Capital Account balances. Profit shall be allocated among the Members (i) first, pro rata until the cumulative amount of Profit allocated to a Member equals the cumulative amount of Loss previously allocated to such Member and thereafter (ii) pro rata in accordance with the Members’ Capital Account balances.

(b) Notwithstanding Section 4.2(a), if the loan origination and structuring fees earned by the Company during a period exceed Expenses and all other Company obligations (excluding financing costs), such excess shall be allocated to the Member(s) responsible for the origination of the loan pro rata in accordance with the total loan origination and structuring fees earned by the Company with respect to the loans originated by each Member; it being expressly understood that any original issue discount with respect to an Investment in lieu of an origination or structuring fee with respect to such Investment shall be treated as a loan origination and structuring fee earned by the Company in the amount of such original issue discount subject to Prior Board Approval of the amount treated as an origination or structuring fee. All amounts allocated to a Member as loan origination and structuring fees pursuant to this Section 4.2(b) shall be excluded from the calculation of a Member’s Capital Account balance for purposes of Section 4.2(a) and Section 5.1(b)(iii).

Section 4.3 Changes of Interests. For purposes of allocating Profit or Loss for any fiscal year or other fiscal period between any permitted transferor and transferee of a Company interest, or between any Members whose relative Company interests have changed during such period, or to any withdrawing Member that is no longer a Member in the Company, the Company shall allocate according to any method allowed by the Code and selected by the Members. Distributions with respect to an interest in the Company shall be payable to the owner of such interest on the date of distribution subject to the provisions of this Agreement. For purposes of determining the Profit or Loss allocable to or the distributions payable to a permitted transferee of an interest in the Company or to a Member whose interest has otherwise increased or decreased, Profit or Loss allocations and distributions made to predecessor owners with respect to such transferred interest or increase of interest shall be deemed allocated and made to the permitted transferee or other holder.

Section 4.4 Income Taxes and Tax Capital Accounts.

(a) Each item of income, gain, loss, deduction or credit shall be allocated in the same manner as such item is allocated pursuant to Section 4.2.

(b) In the event of any variation between the adjusted tax basis and value of any Company property reflected in the Members’ capital accounts maintained for federal income tax purposes, such variation shall be taken into account in allocating taxable income or loss for income tax purposes in accordance with, and to the extent consistent with, the principles under Section 704(c) of the Code and applicable Treasury Regulations.

ARTICLE 5

DISTRIBUTIONS

Section 5.1 General.

(a) To the extent of available cash and cash equivalents, the Company shall make distributions quarterly in an amount equal to the investment company taxable income and net capital gains (each as computed under Sub-chapter M of the Code) earned in the preceding quarter, shared among the Members as set forth below; provided that the amount of any such distribution may be reduced as provided by Section 5.3 and Section 5.4, including, without limitation, for the purpose of reinvesting proceeds received from Investments as set forth in Section 5.4. Available cash and cash equivalents shall exclude Reserved Amounts and amounts that are likely to be used for Valid Company Purposes.

(b) Except as otherwise provided in this Article 5 or Section 8.3, distributions shall be shared among the Members as set forth in this Section 5.1(b). The Members, with Prior Board Approval, may determine to make a distribution in addition to that required by Section 5.1(a) hereof from available cash or cash equivalents received from one or more Investments (whether from principal repayment or otherwise and after reduction as provided by Section 5.3 and Section 5.4). Any distribution shall be shared among the Members as follows:

(i) First, to pay any outstanding Temporary Advances and any interest accrued thereon;

(ii) Second, to the Members as distributions of amounts allocated pursuant to Section 4.2(b) that have not previously been distributed to the Members in proportion to the respective amounts allocated to such Members pursuant to Section 4.2(b) that have not previously been distributed to the Members; and

(iii) Third, to the Members as distributions in respect of their interests in the Company in proportion to their respective Capital Account balances; provided, however, that to the extent any amounts are owed by a Defaulting Member to a non-Defaulting Member with respect to a Default Loan, any amounts that would otherwise be distributable to the Defaulting Member under this section shall instead be distributed to the non-Defaulting Member pursuant to the terms of Section 3.3(b)(iii) hereof.

Section 5.2 Tax Distributions. Prior to the dissolution and winding up of the Company, if and to the extent that the Tax Liability of any Member with respect to any fiscal year, but for this Section 5.2, would have exceeded the distributions otherwise made to such Member under Section 5.1(b)(iii) with respect to such fiscal year, then the Members, with Prior Board Approval, may cause the Company to distribute to all Members, in proportion to their respective Capital Accounts, an amount sufficient so that, together with distributions under Section 5.1(b)(iii) with respect to such fiscal year, each Member has received distributions with respect to such fiscal year no less than the largest Tax Liability of a Member with respect to such fiscal year. For the avoidance of doubt, if distributed, each Member shall receive its proportionate amount of a distribution regardless of whether or not the Member is subject to tax and any distribution to a Member with respect to which a Default Loan is outstanding that such Member has not repaid in full shall be subject to Section 3.3(b)(iii).

Section 5.3 Withholding.

(a) The Company may withhold from any distribution to any Member any amount which the Company has paid or is obligated to pay in respect of any withholding or other tax, including, without limitation, any interest, penalties or additions with respect thereto, imposed on any interest or income of or distributions to such Member, and such withheld amount shall be considered an interest payment or a distribution, as the case may be, to such Member for purposes hereof. If no payment is then being made to such Member in an amount sufficient to pay the Company’s withholding obligation, any amount which the Company is obligated to pay shall be deemed an interest-free advance from the Company to such Member, payable by such Member by withholding from subsequent distributions or within ten (10) days after receiving written request for payment from the Company.

(b) If a Member delivers to the Company a properly executed withholding tax exemption certificate (or such other form as the Internal Revenue Service or the applicable foreign or state taxing authority may require) providing for a complete exemption from withholding tax, the Company shall not withhold from distributions (or respect to such allocations) covered by such exemption certificate.

Section 5.4 Reserves; Certain Limitations; Distributions in Kind. Notwithstanding the foregoing provisions:

(a) The Company may withhold from any distribution a reasonable reserve which the Members, with Prior Board Approval, determine to be appropriate for working capital of the Company or to discharge costs,

Expenses and liabilities of the Company (whether or not accrued or contingent), or otherwise to be in the best interests of the Company for any Valid Company Purpose. Any part or all of such reserved amount (“Reserved Amount”) that is released from reserve (other than to make payments on account of a purpose for which the reserve was established) shall be distributed to the Members in accordance with Section 5.1 through Section 5.3. To the extent such distributed amount to a Member represents a distribution other than from cumulative undistributed Profit, net of cumulative Loss, allocated to such Member, such amount shall be added to the unfunded Capital Commitment of such Member and may be recalled by the Company under Article 3.

(b) During the Investment Period, amounts received by the Company with respect to the payment of principal or return of capital may be retained and used, or reserved to be used, to make any Investment. Alternatively, the Members, with Prior Board Approval, may cause the Company to distribute, in accordance with Section 5.1 through Section 5.3, any amount that could be retained as set forth in the preceding sentence and the amount of such distribution that represents a distribution other than from cumulative undistributed Profit, net of cumulative Loss, allocated to such Member, shall be added to the unfunded Capital Commitment of such Member and may be recalled by the Company under Article 3.

(c) Notwithstanding Sections 5.4(a) and 5.4(b), during the Investment Period, the Members shall elect on an annual basis whether to permit the reinvestment of capital during the subsequent year for purposes of making additional Investments.

(d) In no event shall the Company be required to make a distribution to the extent that it would (i) render the Company insolvent, or (ii) violate Section 18-607(a) of the Act.

(e) No part of any distribution shall be paid to any Member from which there is due and owing to the Company, at the time of such distribution, any amount required to be paid to the Company pursuant to Article 3. Any such withheld distribution shall (i) be paid to such Member, without interest, when all past due installments of such Member’s Capital Commitment have been paid in full by such Member or (ii) be applied against the past due amounts under such Member’s Capital Commitment has been paid in full.

(f) The Company shall not distribute Illiquid Securities other than with Board Approval. Distributions of securities and of other non-cash assets of the Company other than upon the dissolution and liquidation of the Company shall only be made pro rata to all Members (in proportion to their respective shares of the total distribution) with respect to each security or other such asset distributed. Securities listed on a national securities exchange that are not restricted as to transferability and unlisted securities for which an active trading market exists and that are not restricted as to transferability shall be valued in the manner contemplated by Section 9.5 as of the close of business on the day preceding the distribution, and all other securities and non-cash assets shall be valued as determined in the last valuation made pursuant to Section 9.5.

ARTICLE 6

MANAGEMENT OF COMPANY

Section 6.1 Management Generally.

(a) The management of the Company and its affairs shall be vested in the Board, which shall act as the “manager” of the Company for the purposes of the Act. Unless otherwise provided herein, all consents, approvals, votes, waivers or other decisions to be made collectively by the Members shall require Board Approval. Matters requiring Prior Board Approval or Board Approval are set forth in further detail in Schedule A hereto, which is incorporated by reference herein. Notwithstanding the foregoing or any other provision of this Agreement, with respect to any Investment sold or contributed by GSBDC to the Company or any Financing Subsidiary thereof, neither GSBDC nor any Board Member appointed by GSBDC shall have any right to veto or otherwise block any decision made by the other Members of the Company or Board Members appointed by other Members of the Company to sell, transfer or otherwise dispose of any such Investment.

(b) The Company is entering into the Administrative Services Agreement with the Administrative Agent, pursuant to which certain administrative functions are delegated to the Administrative Agent, which Administrative Agent may further delegate any such functions to a sub-administrator with Prior Board Approval. The Administrative Services Agreement is hereby approved by Prior Board Approval, provided that material amendments thereto are subject to Prior Board Approval. The function of the Administrative Agent shall be non-discretionary and administrative only. The Company shall provide the Board with copies of all notices to the Company from the Administrative Agent.

Section 6.2 Board.

(a) Subject to matters requiring Board Approval and Prior Board Approval, the business and affairs of the Company shall be managed by or under the direction of the Board designated by the Members. The Members may determine at any time by mutual agreement the number of Board Members to constitute the Board and the authorized number of Board Members may be increased or decreased by the Members at any time by mutual agreement, upon notice to all Board Members. The initial number of Board Members shall be six (6), and each Member shall have the right to elect, designate or appoint three (3) Board Members and their respective successors. Each Board Member elected, designated or appointed by a Member shall hold office until a successor is elected and qualified or until such Board Member’s earlier death, resignation, expulsion or removal. A Board Member need not be a Member.

(b) Subject to matters requiring Board Approval and Prior Board Approval, the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Board has the authority to bind the Company.

Section 6.3 Meetings of the Board. The Board may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by a Board Member on not less than one day’s notice to each Board Member by telephone, facsimile, mail, telegram, email or any other means of communication, and special meetings shall be called by a Board Member in like manner and with like notice upon the written request of any one or more of the Board Members.

Section 6.4 Quorum; Acts of the Board. At all meetings of the Board, a quorum requires at least four (4) Board Members as long as either (i) in the case of four (4) Board Members, two (2) Board Members are present that were elected, designated or appointed by each Member or (ii) in the case of five (5) Board Members, two (2) Board Members are present that were elected, designated or appointed by GSBDC and three (3) Board Members are present that were elected, designated or appointed by the Regents. The act of a majority of the Board Members present at any meeting at which there is a quorum shall be the act of the Board; provided, however, that unanimous approval of all the Board Members present at any meeting at which there is a quorum shall be required to approve any item set forth in Section 1 of Schedule A hereto (as such schedule may be amended from time to time by the Board). If a quorum shall not be present at any meeting of the Board, the Board Members present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including, without limitation, by e-mail), and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 6.5 Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 6.6 Committees of Board Members.

(a) The Board may, by resolution passed by the whole Board, designate one or more committees, each committee to consist of one or more of the Board Members of the Company. The Board may designate one or more Board Members as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(c) Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, matters requiring Board Approval and Prior Board Approval, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 6.7 Compensation of Board Members; Expenses. The Board shall have the authority to fix the compensation of Board Members, although initially it is not expected that the Board Members will receive any compensation. The Board Members may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Board Member. No such payment shall preclude any Board Member from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings.

Section 6.8 Removal of Board Members. Unless otherwise restricted by law, any Board Member may be removed or expelled, with or without cause, at any time by the Member that elected, designated or appointed such Board Member, and any vacancy caused by any such removal or expulsion may be filled by action of such Member.

Section 6.9 Board as Agent. To the extent of its powers set forth in this Agreement, the Board is the manager of the Company for the purpose of the Company’s business, and the actions of the Board taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board, neither a Member nor a Board Member may bind the Company.

Section 6.10 Officers. The initial officers of the Company shall be designated by the Board. The additional or successor officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board may also choose other officers in its sole discretion. Any number of offices may be held by the same person. The salaries, if any, of all Officers shall be fixed by or in the manner prescribed by the Board. The officers of the Company shall hold office until their successors are chosen and qualified. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

Section 6.11 Officers as Agents. The officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board, not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, the actions of the officers taken in accordance with such powers shall bind the Company.

Section 6.12 Duties of Board, Board Members and Officers. To the extent that, at law or in equity, the Board, a Board Member or an officer of the Company has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, the Board or such Board Member or officer acting in good faith pursuant to the terms of this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Board, a Board Member or an officer otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Board or such Board Member or officer.

Section 6.13 Reliance by Third Parties. Notwithstanding any other provision of this Agreement, any contract, instrument or act on behalf of the Company by a Member, a Board Member, an officer or any other Person delegated by Board Approval, shall be conclusive evidence in favor of any third party dealing with the Company that such Person has the authority, power and right to execute and deliver such contract or instrument and to take such act on behalf of the Company. This Section shall not be deemed to limit the liabilities and obligations of such Person to seek Board Approval as set forth in this Agreement.

Section 6.14 Members’ Outside Transactions; Investment Opportunities; Time and Attention.

(a) Each Board Member and officer shall devote such time and effort as is reasonably necessary to diligently administer the activities and affairs of the Company, but shall not be obligated to spend full time or any specific portion of their time to the activities and affairs of the Company.

(b) The investment adviser of GSBDC and its Affiliates may manage or administer other investment funds and other accounts with similar or dissimilar mandates, and may be subject to the provisions of the Investment Company Act of 1940, as amended, including, without limitation, Section 57 thereof, and the Investment Advisers Act of 1940, as amended, and the rules, regulations and interpretations thereof, with respect to the allocation of investment opportunities among such other investment funds and other accounts (the “Allocation Requirements”). Except for any Allocation Requirement that may be applicable to the Company, a Member shall not be obligated to offer any investment opportunity, or portion thereof, to the Company.

(c) Subject to the foregoing provisions of this Section 6.14 and other provisions of this Agreement, each of the Members, Board Members, officers and each of their respective Affiliates and their respective owners, principals, shareholders, members, directors, officers, employees and agents may engage in, invest in, participate in or otherwise enter into other business ventures of any kind, nature and description, individually and with others, including, without limitation, the formation and management of other investment funds with or without the same or similar purposes as the Company, and the ownership of and investment in assets, and neither the Company nor any other Member shall have any right in or to any such activities or the income or profits derived therefrom. For the avoidance of doubt and notwithstanding anything contained herein to the contrary, the Members acknowledge the fact that each Member and its respective Affiliates invest directly and indirectly with third parties from time to time in all manner of investments and transactions, some of which may be considered competitive with the Company and which investments require time and effort of the staff of the Member and its Affiliates. In connection therewith, it is expressly agreed that in no event shall it be considered a violation of this Agreement (whether under Section 6.14(a) with respect to time devotion or under any other section herein with respect to investment allocations or otherwise) for a Member or any of its Affiliates or their respective owners, principals, shareholders, members, directors, officers, employees and agents to continue to engage in such investments and transactions nor shall the provisions of this Agreement in any way limit or prohibit any future investments or transactions by a Member or any of its Affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents directly or with third parties or in any way constrain the ability of a Member or any of its Affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents to manage and invest their assets.

Section 6.15 Indemnification.

(a) Subject to the limitations and conditions as provided in this Section 6.15, each Board Member and each Member and its employees, directors, officers, owners, principals, shareholders, members, and partners who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (other than any of the foregoing between the two Members, hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, is or was a Board Member, an officer or representative or agent of the Company, a Member or an employee, director, officer, owner, principal, shareholder, member, or partner of a Member, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all liabilities and expenses (including, without limitation, judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), losses, fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees)) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each a “Harm”), unless such Harm shall have been primarily the result of gross negligence, fraud or intentional misconduct by the Person seeking indemnification hereunder, in which case such indemnification shall not cover such Harm to the extent resulting from such gross negligence, fraud or intentional misconduct. Indemnification under this Section 6.15 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 6.15 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.15 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. To the fullest extent permitted by law, no individual entitled to indemnification under this Section 6.15 shall be liable to the Company or any Member for any act or omission performed or omitted by or on behalf of the Company; provided that such act or omission has not been fully adjudicated to constitute fraud, willful misconduct or gross negligence. In addition, any Person entitled to indemnification under this Section 6.15 may consult with legal counsel selected with reasonable care and shall incur no liability to the Company or any Member to the extent that such Person acted or refrained from acting in good faith in reliance upon the opinion or advice of such counsel and such Person provided such counsel all material facts.

(b) The right to indemnification conferred in Section 6.15(a) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by a Person entitled to be indemnified under Section 6.15(a) who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written undertaking by such Person to repay all amounts so advanced if it shall be finally adjudicated that such indemnified Person is not entitled to be indemnified under this Section 6.15 or otherwise.

(c) The right to indemnification and the advancement and payment of expenses conferred in this Section 6.15 shall not be exclusive of any other right that a Member or other Person indemnified pursuant to this Section 6.15 may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

(d) The indemnification rights provided by this Section 6.15 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Person indemnified pursuant to this Section 6.15.

Section 6.16 Tax Matters Member. GSBDC shall be the “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Code (in such capacity, the “Tax Matters Member”). The provisions of Section 6.15 shall apply to all actions taken on behalf of the Members by the Tax Matters Member in its capacity as such. The Tax Matters Member shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the tax matters partner of the Company. The Tax Matters Member shall have the right to retain professional assistance in respect of any audit of the Company and all reasonable, documented out-of-pocket expenses and fees incurred by the Tax Matters Member on behalf of the Company as Tax Matters Member shall be reimbursed by the Company. In the event the Tax Matters Member receives notice of a final Company adjustment under Section 6223(a) of the Code, it shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Members on the date such petition is filed, or (ii) mail a written notice to all Members within such period that describes its reasons for determining not to file such a petition. Each Member shall be a “notice partner” within the meaning of Section 6231(a)(8) of the Code.

ARTICLE 7

TRANSFERS OF COMPANY INTERESTS; WITHDRAWALS

Section 7.1 Transfers by Members.

(a) Other than with respect to the sale and transfer of the interest of a Defaulting Member in accordance with Section 3.3, the interest of a Member may not be transferred or assigned without Prior Board Approval and may not be pledged or otherwise hypothecated without Prior Board Approval; provided, however, that GSBDC may pledge and/or assign its interest to the senior credit facility provider(s) for GSBDC with notice to each other Member within a reasonable time thereafter. In addition, other than in accordance with the preceding sentence, the interest of a Member may not be assigned without first offering the other Member a right of first refusal to purchase the interest as set forth in Section 7.1(f). Notwithstanding the foregoing, without Board Approval or the offering of such right of first refusal, any Member may assign its entire interest to an Affiliate of such Member, if the assignor remains liable for its Capital Commitment. No assignment by a Member shall be binding upon the Company until the Company receives an executed copy of such assignment, which shall be in form and substance satisfactory to the other Member, and any assignment pursuant to this Section 7.1(a) shall be subject to satisfaction of the conditions set forth in Section 7.1(e).

(b) Any Person which acquires a Company interest by assignment in accordance with the provisions of this Agreement shall be admitted as a substitute Member only upon approval of the non-transferring Member. The admission of an assignee as a substitute Member shall be conditioned upon the assignee’s written assumption, in form and substance satisfactory to the other Member, of all obligations of the assignor in respect of the assigned interest and execution of an instrument satisfactory to the other Member whereby such assignee becomes a party to this Agreement.

(c) In the event any Member shall be adjudicated as bankrupt, or in the event of the winding up or liquidation of a Member, the legal representative of such Member shall, upon written notice to the other Member of the happening of any of such events and satisfaction of the conditions set forth in Section 7.1(e), become an assignee of such Member’s interest, subject to all of the terms of this Agreement as then in effect.

(d) Any assignee of the interest of a Member, irrespective of whether such assignee has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such assignment to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its assignor.

(e) As additional conditions to the validity of any assignment of a Member’s interest, such assignment shall not:

(i) cause the securities issued by the Company to be required to be registered under the registration provisions of the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction,

(ii) cause the Company to cease to be entitled to the exemption from the definition of an “investment company” pursuant to Section 3(c)(7) of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder,

(iii) result in the termination of the Company under the Code or in the Company being classified as a “publicly traded partnership” under the Code,

(iv) unless the other Member waives in writing the application of this clause (iv) with respect to such assignment (which the other Member may refuse to do in its absolute discretion), be to a Person which is an ERISA Plan, or

(v) cause the Company or the other Member to be in violation of, or effect an assignment to a Person that is in violation of, applicable Investor Laws.

The non-assigning Member may require reasonable evidence as to the foregoing, including, without limitation, an opinion of counsel reasonably acceptable to the non-assigning member. Any purported assignment as to which the conditions set forth in the foregoing clauses (i) through (v) are not satisfied shall be void ab initio. An assigning Member shall be responsible for all costs and expenses incurred by the Company, including, without limitation, reasonable legal fees and expenses, in connection with any assignment or proposed assignment.

(f) Except for assignments under the third sentence or the proviso of the first sentence of Section 7.1(a) or with respect to sales or transfers pursuant to Section 3.3, each Member hereby unconditionally and irrevocably grants to the other Member or its designee a right of first refusal to purchase all, but not less than all, of any interest in the Company that such assigning Member may propose to assign to another Person, at the same price and on the same terms and conditions as those offered to the prospective assignee. Each Member proposing to make an assignment that is subject to this Section 7.1(f) must deliver a notice to the other Member not later than thirty (30) days prior to the proposed closing date of such assignment. Such notice shall contain the material terms and conditions (including, without limitation, price and form of consideration) of the proposed assignment and the identity of the prospective assignee. To exercise its right of first refusal under this Section 7.1(f), the other Member must deliver a notice to the selling Member within forty-five (45) days of receipt of such notice, stating that it elects to exercise its right of first refusal and, if applicable, providing the identity of any Person that the non-assigning Member designates as the purchaser.

(g) Notwithstanding anything in this Agreement or its Subscription Agreement to the contrary, each Member acknowledges and agrees that in the event such Member is entitled to transfer its interest from the Company, prior to the effectiveness of such transfer, such Member shall be obligated to fund such Capital Contributions as may be required under the terms of the Facility as a result of such transfer; provided, that in no event shall any amounts funded by such Member exceed its uncalled Capital Commitment.

(h) In addition to and without any limitation to the transfers permitted hereunder, each Member hereby consents to the transfer by the Regents of its interest in the Company to an Affiliate, consents to the admission to the Company of such Affiliate as a substituted Member, and waives any requirement to deliver an opinion in connection with such transfer; provided, (i) that such Affiliate executes an agreement with the Company that it agrees to be bound by all of the terms, conditions and obligations of, and to make all of the representations of, a Member of the Company as set forth in this Agreement with respect to the transferred interest, (ii) the Affiliate is able to satisfy its financial obligations under this Agreement, as reasonably determined by the Company and (iii) the transfer is approved by the lenders under the terms of any applicable Facility.

Section 7.2 Withdrawal by Members.

Members may withdraw from the Company only as provided by this Agreement.

(i) Notwithstanding any provision contained herein to the contrary, if a Member shall obtain an opinion of counsel to the effect that, as a result of the other Member’s ownership of an interest in the Company, the Company would be required to register as an investment company under the Investment

Company Act of 1940, as amended, such other Member shall, upon written notice from such first Member, withdraw from or reduce (in accordance with the provisions of clause (iii) below) its interest in the Company (including its Capital Commitment) to the extent such first Member has determined, based upon such opinion of counsel, to be necessary in order for the Company not to be required to so register. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 7.2(i), but in no event later than ten (10) business days after such request.

(ii) Notwithstanding any provision herein to the contrary, if a Member shall breach such Member’s obligation under the immediately following sentence, or if the other Member shall obtain an opinion of counsel to the effect that any contribution or payment by a Member to the Company would cause the Company or the other Member to be in violation of, or to the effect that such Member is in violation of, the United States Bank Secrecy Act, the United States Money Laundering Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the USA Patriot Act or any other law or regulation to which the Company, a Member, or such Member’s investment in the Company may be subject from time to time (collectively, “Investor Laws”), such Member shall, upon written notice from the other Member, withdraw from the Company in accordance with the provisions of clause (iii) below. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 7.2(ii), but in no event later than ten (10) business days after such request.

(iii) If a Member partially withdraws its interest in the Company pursuant to this Section 7.2, it shall receive, in full payment for such withdrawn interest from first cash and cash equivalents available for distribution pursuant to Article 5 (and subject to the proviso in Section 5.1(b)(iii) if then applicable to such Member is the obligor with respect to an outstanding Default Loan), the sum of the portion of the Capital Account attributable to such withdrawn interest (adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 9.5 and taking into account all Capital Contributions contributed by such Member to the Company with respect to a Subscription Facility pursuant to Section 7.2(iv)). If a Member withdraws its entire interest in the Company pursuant to this Section 7.2, then, subject to Section 8.2(b), the Company shall dissolve as provided by Article 8.

(iv) Notwithstanding anything in this Agreement or its Subscription Agreement to the contrary, each Member acknowledges and agrees that in the event such Member is entitled to withdraw its interest from the Company, prior to the effectiveness of such withdrawal, such Member shall be obligated to fund such Capital Contributions as may be required under the terms of a Subscription Facility as a result of such withdrawal (taking into account all Capital Contributions already contributed by such Member to the Company with respect to the Subscription Facility); provided, that in no event shall any amounts funded by such Member exceed its uncalled Capital Commitment.

ARTICLE 8

TERM, DISSOLUTION AND LIQUIDATION OF COMPANY

Section 8.1 Term. Except as provided in Section 8.2, the Company shall continue in full force and effect for the later of (i) ten years and (ii) the redemption of all equity interests in or dissolution of all Financing Subsidiaries, unless the Company is dissolved earlier or (if the Company is not dissolved earlier) the term is extended for successive one-year periods upon the determination by the Members.

Section 8.2 Dissolution.

(a) The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

(i) the expiration of the term of the Company determined pursuant to Section 8.1;

(ii) distribution of all assets of the Company;

(iii) the full withdrawal of a Member of the Company pursuant to Section 7.2, or a bankruptcy, insolvency, dissolution or liquidation of a Member, or the making of an assignment for the benefit of creditors by a Member, or a default under Section 3.3 by a Member which remains uncured or unwaived after the expiration of the cure period set forth in Section 3.3, in each case at the election of the other Member by providing written notice of such election;

(iv) a failure by GSBDC to obtain the approval of the SEC of GSBDC’s interest in the Company, or a determination by the SEC to subject GSBDC’s participation in the Company to an accounting or reporting treatment or other consequence which GSBDC, in its sole discretion, determines to be materially adverse to it, or a change by the SEC of its approval of GSBDC’s interest in the Company or the terms of such approval or its conclusions regarding the accounting or reporting treatment or other consequence which GCGDC, in its sole discretion, determines to be materially adverse to it, in each case at the election of GSBDC by providing written notice of such election to the other Member; or

(v) the entry of a decree of judicial dissolution pursuant to the Act, in which event the provisions of Section 8.3, as modified by said decree, shall govern the winding up of the Company’s affairs.

(b) Notwithstanding Section 8.2(a), and subject to applicable law, the Company shall not be required to wind up, dissolve or terminate if any such action would cause the Company or any wholly-owned Financing Subsidiary to violate any law or contract applicable to any such Person.

Section 8.3 Wind-down.

(a) Upon the dissolution of the Company, the Company shall be liquidated in accordance with this Article and the Act. The liquidation shall be conducted and supervised by the Board in the same manner provided by Article 6 with respect to the operation of the Company during its term; provided that in the case of a dissolution and winding up of the Company pursuant to Section 8.2(a)(iii) or Section 8.2(a)(iv), the Member that elects such dissolution and winding up may elect further (subject to all of the provisions of this Agreement), by written notice to the other Member, to exercise as liquidating agent all of the rights, powers and authority with respect to the assets and liabilities of the Company in connection with the liquidation of the Company, to the same extent as the Members would have during the term of the Company.

(b) From and after the date on which an event set forth in Section 8.2(a) becomes effective, the Company shall cease to make Investments after that date, except for Investments permitted pursuant to clauses (ii) through (vii) of Valid Company Purposes. Capital calls against the Capital Commitment of the Members shall cease from and after such effective date; provided that capital calls against the Capital Commitment of the Members may continue to fund all items in clauses (ii) through (vii) of Valid Company Purposes. Subject to the foregoing, the Members shall continue to bear an allocable share of Expenses and other obligations of the Company until all Investments in which the Company participates (including through any applicable Financing Subsidiaries) are repaid or otherwise disposed of in the normal course of the Company’s activities.

(c) Distributions to the Members during the winding down of the Company shall be made no less frequently than quarterly to the extent consisting of a Member’s allocable share of cash and cash equivalents, after taking into account reasonable reserves deemed appropriate by Board Approval (or in the event of a dissolution and winding up of the Company pursuant to Section 8.2(a)(iii) or Section 8.2(a)(iv), by a Member that has elected to act as liquidating agent pursuant to Section 8.3(a)), to fund Investments in which the Company continues to participate, Expenses and all other obligations (including without limitation contingent obligations) of the Company (each as set forth in the immediately preceding paragraph). Unless waived by Board Approval, the Company also shall withhold ten percent (10%) of distributions in any calendar year, which withheld amount shall be distributed within sixty (60) days after the completion of the annual audit covering such year. Except as otherwise provided herein, a Member shall remain a member of the Company until all Investments in which the Company participates are repaid or otherwise disposed of, all equity interests of the Company in each Financing Subsidiary are redeemed or such Financing Subsidiary is dissolved, the Member’s allocable share of all Expenses and all other obligations (including without limitation contingent obligations) of the Company are paid, and all distributions are made hereunder, at which time the Member shall have no further rights under this Agreement. Notwithstanding the foregoing, in case of the dissolution and winding up of the Company, and subject to this Section 8.3, distributions may be made in-kind, or a combination of cash and assets (including any debt or equity held by the Company in any Financing Subsidiary), as the Board or liquidating agent may select in its sole and absolute discretion provided that any distribution-in-kind shall not cause a breach by the Company or any Financing Subsidiary of any applicable law or contract. In the event of any distributions in-kind, the assets to be distributed will be valued pursuant to the valuation procedures set forth herein.

(d) Upon dissolution of the Company, final allocations of all items of Company Profit and Loss shall be made in accordance with Section 4.2. Upon dissolution of the Company, the assets of the Company shall be applied in the following order of priority:

(i) To creditors (other than Members) in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment thereof), including, without limitation, to establish any reasonable reserves which the Board may, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company and to establish any reasonable reserves with respect to amounts the Company may pay or contribute in connection with Financing Subsidiaries;

(ii) To establish any reserves which the Board may, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company to Members; and

(iii) The balance, if any, to the Members in accordance with Section 5.1(b).

(e) Notwithstanding the foregoing, upon the occurrence of an event described in Section 8.2(a)(iii) or Section 8.2(a)(iv), the Member that may elect a dissolution and winding up may elect alternatively, by written notice to the other Member, to purchase all of the other Member’s interest in the Company. Other than in connection with a sale or transfer of the interest of a Defaulting Member pursuant to Section 3.3, the purchase price for such interest shall be payable in cash within ninety (90) days after the election to purchase is delivered to the other Member, and shall be equal to the Capital Account of the other Member adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 9.5; provided, however, that to the extent any amounts are owed by the other Member to a non-Defaulting Member with respect to a Default Loan, any purchase price that would otherwise be payable to such other Member under this section shall instead first be paid to the non-Defaulting Member pursuant to the terms of Section 3.3(b)(iii) hereof until each such Default Loan (and any interest thereon) has been repaid in full with the remainder thereof, if any, payable to such other Member . After such purchase, the other Member shall no longer be a member of the Company, and the Member that has elected to purchase the other Member’s interest may dissolve or continue the Company as it may determine.

(f) In the event that an audit or reconciliation relating to the fiscal year in which a Member receives a distribution under this Section 8.3 reveals that such Member received a distribution in excess of that to which such Member was entitled, the Company or the other Member may, in its discretion, seek repayment of such distribution to the extent that such distribution exceeded what was due to such Member.

(g) Each Member shall be furnished with a statement prepared by the Company’s accountant, which shall set forth the assets and liabilities of the Company as at the date of complete liquidation, and each Member’s share thereof. Upon compliance with the distribution plan set forth in this Section 8.3, the Members shall cease to be such, and either Member may execute, acknowledge and cause to be filed a certificate of cancellation of the Company.

ARTICLE 9

ACCOUNTING, REPORTING AND VALUATION PROVISIONS

Section 9.1 Books and Accounts.

(a) Complete and accurate books and accounts shall be kept and maintained for the Company at its principal office. Such books and accounts shall be kept on the accrual basis method of accounting and shall include separate Capital Accounts for each Member. Capital Accounts for financial reporting purposes and for purposes of this Agreement shall be maintained in accordance with Section 4.1, and for U.S. federal income tax purposes the Members shall cause the Administrative Agent to maintain the Members’ Capital Accounts in accordance with the Code and applicable Treasury Regulations and subject to instructions from the Tax Matters Member. Each Member or its duly authorized representative, at its own expense, shall at all reasonable times and upon reasonable prior written notice to the Administrative Agent have access to, and may inspect, such books and accounts and any other records of the Company for any purpose reasonably related to its interest in the Company.

(b) All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts or with such custodian, and assets owned by the Company may be deposited with such custodian, as may be designated by Board Approval from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Company as may be designated by Board Approval from time to time.

Section 9.2 Financial Reports; Tax Return.

(a) The Company shall engage an independent certified public accountant selected and approved by Board Approval to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year, commencing for the 2014 fiscal year. As soon as practicable, but no later than one hundred twenty (120) days, after the end of such fiscal year, the Board shall cause the Administrative Agent to deliver, by any of the methods described in Section 10.7, to each Member and to each former Member who withdrew during such fiscal year:

(i) audited financial statements of the Company as at the end of and for such fiscal year, including a balance sheet and statement of income, together with the report thereon of the Company’s independent certified public accountant, which annual financial statements shall be approved by Prior Board Approval;

(ii) a statement of holdings of assets of the Company, including both the cost and the valuation of such assets as determined pursuant to Section 9.5, and a statement of such Member’s Capital Account;

(iii) to the extent that the requisite information is then available, a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year; and

(iv) such other financial information and documents respecting the Company and its business as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to monitor and evaluate its interest in the Company, to comply with regulatory requirements applicable to it or to prepare its federal and state income tax returns.

(b) The Members shall cause the Administrative Agent to prepare and timely file after the end of each fiscal year of the Company all federal and state income tax returns of the Company for such fiscal year.

(c) As soon as practicable, but in no event later than sixty (60) days, after the end of each of the first three fiscal quarters of a fiscal year, the Members shall cause the Administrative Agent to prepare and deliver, by any of the methods described in Section 10.7, to each Member (i) unaudited financial information with respect to such Member’s allocable share of Profit or Loss and changes to its Capital Account as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of holdings of assets of the Company as to which such Member participates, including both the cost and the valuation of such assets as determined pursuant to Section 9.5, (iii) unaudited primary financial statements, including a balance sheet and statement of income but excluding notes to financials and related disclosures, and (iv) such other financial information as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to monitor and evaluate its interest in the Company or to comply with regulatory requirements applicable to it.

Section 9.3 Tax Elections. The Company may, by Board Approval, but shall not be required to, make any election pursuant to the provisions of Section 754 or 1045 of the Code, or any other election required or permitted to be made by the Company under the Code.

Section 9.4 Confidentiality.

(a) Each Member agrees to maintain the confidentiality of the Company’s records, reports and affairs, and all information and materials furnished to such Member by the Company, any Financing Subsidiary, any other Member, GSBDC’s investment adviser, the Administrative Agent or their Affiliates with respect to their respective businesses and activities; each Member agrees not to provide to any other Person copies of any financial statements, tax returns or other records or reports, or other information or materials, provided or made available to such Member; and each Member agrees not to disclose to any other Person any information contained therein (including any information respecting Portfolio Companies), without the express prior written consent of the disclosing party; provided, that each Member may disclose (x) any such information as may be required by law in connection with the filing of its Registration Statement on Form N-2 and any periodic reports under the Securities Exchange Act of 1934, as amended, and (y) the names of borrowers of loans made by the Company and summaries of such loan transactions in any marketing materials (including tombstone ads) in connection with the public offering of such Member’s common shares; provided, further that any Member may provide financial statements, tax returns and other information contained therein (i) to such Member’s accountants, internal and external auditors, legal counsel, financial advisors and other fiduciaries and representatives (who may be Affiliates of such Member) as long as such Member instructs such Persons to maintain the confidentiality thereof and not to disclose to any other Person any information contained therein, (ii) to potential transferees of such Member’s Company interest that agree in writing, for the benefit of the Company, to maintain the confidentiality thereof, but only after reasonable advance notice to the Company, (iii) if and to the extent required by law (including judicial or administrative order); provided that, to the extent legally permissible, the Company is given prior notice to enable it to seek a protective order or similar relief, (iv) to representatives of any governmental regulatory agency or authority with jurisdiction over such Member, or as otherwise may be necessary to comply with regulatory requirements applicable to such Member; (v) as required or advisable to obtain financing directly by the Company or by a Financing Subsidiary or as required or permitted to be disclosed under any related offering or transaction documents; and (vi) in order to enforce rights under this Agreement. Notwithstanding the foregoing, the following shall not be considered confidential information for purposes of this Agreement: (a) information generally known to the public; (b) information obtained by a Member from a third party who is not prohibited from disclosing the information; (c) information in the possession of a Member prior to its disclosure by the Company, a Financing Subsidiary, another Member, GSBDC’s investment adviser, the Administrative Agent or their Affiliates; or (d) information which a Member can show by written documentation was developed independently of disclosure by the Company, a Financing Subsidiary, another Member, GSBDC’s investment adviser, the Administrative Agent or their Affiliates. Without limitation to the foregoing, no Member shall engage in the purchase, sale or other trading of securities or derivatives thereof based upon confidential information received from the Company, a Financing Subsidiary, another Member, GSBDC’s investment adviser, the Administrative Agent or their Affiliates.

(b) To the extent permitted by applicable law, and notwithstanding the provisions of this Article 9 other than Section 9.4(d), each of the Company, a Financing Subsidiary, a Member, GSBDC’s investment adviser, the Administrative Agent or any of their Affiliates may, in its reasonable discretion, keep confidential from any Member information to the extent such Person reasonably determines that: (i) disclosure of such information to such Member likely would have a material adverse effect upon the Company, a Financing Subsidiary or a Portfolio Company due to an actual or likely conflict of business interests between such Member and one or more other parties or an actual or likely imposition of additional statutory or regulatory constraints upon the Company, a Financing Subsidiary, a Member, GSBDC’s investment adviser, the Administrative Agent, any of its Affiliates or a Portfolio Company; or (ii) such Member cannot or will not adequately protect against the improper disclosure of confidential information, the disclosure of which likely would have a material adverse effect upon the Company, a Financing Subsidiary, a Member, GSBDC’s investment adviser, the Administrative Agent, any of its Affiliates or a Portfolio Company. Notwithstanding the foregoing, each of the Company, a Member, the Administrative Agent or any of their Affiliates shall promptly provide to each Member all relevant information and documents related to any notice or request (whether written or oral) received from any governmental or regulatory agency involving any pending or threatened Proceeding in connection with the activities or operations of the Company.

(c) Each Member: (i) acknowledges that the Company, another Member, GSBDC’s investment adviser, the Administrative Agent, its Affiliates, and their respective direct or indirect members, members, managers, officers, directors and employees are expected to acquire confidential third-party information (e.g., through Portfolio Company directorships held by such Persons or otherwise) that, pursuant to fiduciary, contractual, legal or similar obligations, cannot be disclosed to the Company or the Member; and (ii) agree that none of such Persons shall be in breach of any duty under this Agreement or the Act as a result of acquiring, holding or failing to disclose such information to the Company or the Member.

(d) Regents hereby gives notice to the Company and the other Members that the Regents are subject to the California Public Records Act (Cal. Govt. Code §6250 et seq. (the “CPRA”)), which provides generally that all records relating to a public agency’s business are open to public inspection and copying unless exempted under such Act. The Company and the Members agree that, notwithstanding the provisions of Section 9.4 or the Regents’ Subscription Agreement:

(i) the Regents may disclose: (i) the name, address, and vintage year of the Company; (ii) the dollar amount of the Regent’s Capital Commitment to the Company since inception of the Company; (iii) the dollar amount of Capital Contributions made by the Regents to the Company since inception of the Company; (iv) the dollar amount of cash distributions received by the Regents from the Company; (v) the dollar amount of cash distributions received by the Regents plus the remaining value of Company assets attributable to the Regents in the Company; (vi) the net internal rate of return of the Company since its inception (as calculated by the Regents); (vii) the investment multiple of the Company since inception (as calculated by the Regents); (viii) the dollar amount of fees and other costs paid by the Regents to the Company and (ix) the dollar amount of cash profit (as such term is defined under applicable law with respect to which such disclosure is made) received by the Regents from the Company on a fiscal year-end basis (as calculated by the Regents);

(ii) The disclosure of items set forth in Section 9.4(d)(i) above and disclosure of any other information pursuant to the requirements of the Freedom of Information Act, CPRA, or similar laws (“Disclosure Laws”) will not be considered a breach under this Agreement or the Regents’ Subscription Agreement. Notwithstanding anything in his Agreement or the Regents’ Subscription Agreement to the contrary, none of the Company, a Member, GSBDC’s investment adviser, the Administrative Agent or their Affiliates shall make any claim against the Regents if the Regents makes available to the public (i) any of the information set forth in Section 9.4(d)(i) or (ii) any report, notice or other information the Regents receives from the Company, a Member, GSBDC’s investment adviser, the Administrative Agent or their Affiliates that is required to be made public pursuant to Disclosure Laws or court order. With respect to any disclosure or anticipated disclosure of information in response to a disclosure request made pursuant to the Disclosure Laws, the Regents’ sole obligation under this Agreement and the Regents’ Subscription Agreement shall be to satisfy its legal requirements and obligations under the Disclosure Laws, and the Regents shall not be required to cooperate with the Company to the extent contemplated by this Agreement or the Regents’ Subscription Agreement; provided, that, in response to a request under the Disclosure Laws for the disclosure of any information concerning a Financing Subsidiary or a Portfolio Company, the Regents agree to promptly notify the Company prior to the disclosure of such information;

(iii) Notwithstanding Section 9.4(b) or any other provision of this Agreement or the Regents’ Subscription Agreement, none of the Company, a Member, GSBDC’s investment adviser, the Administrative Agent or their Affiliates shall in any event withhold from the Regents: (i) any information relating to the items under Section 9.4(d)(i) above (if similar information is provided to other Members) and (ii) any information made available or delivered to the Members pursuant to Section 9.2 (including, without limitation, unredacted financial statements and the Regents’ fair market value Capital Account information), which information will be delivered to the Regents in paper format (or downloadable, printable electronic format);

(iv) Each Member does not acknowledge that all information with respect to the Company and its Portfolio Companies provided by the Company, a Financing Subsidiary, a Member, GSBDC’s investment adviser, the Administrative Agent or their Affiliates are trade secrets or has independent economic value;

(v) a Member shall be required to return any copies of information provided to it by the Company, a Financing Subsidiary, a Member, GSBDC’s investment adviser, the Administrative Agent or their Affiliates only to the extent allowed under applicable law; and

(vi) Any confidentiality agreement that a Member may be required to agree to in order to access any website maintained by the Company for the purpose of making certain documents available or delivering notices to the Members under this Agreement shall be subject to the confidentiality provisions of this Agreement.

Section 9.5 Valuation.

(a) Valuations shall be made as of the end of each fiscal quarter and upon liquidation of the Company in accordance with the following provisions and the Company’s valuation guidelines then in effect (which shall be consistent with GSBDC’s valuation guidelines then in effect):

(i) Within forty-five (45) days after the date as of which a valuation is to be made, the Administrative Agent shall deliver to the Board a report as to the recommended valuation as of such date, and provide such Persons with a reasonable opportunity to request information and to provide comments with respect to the report.

(ii) If the recommended valuation as of such date is approved by Prior Board Approval, then the valuation that has been approved shall be final.

(iii) If there is an objection to the recommended valuation by the Board, then the Administrative Agent shall cause a valuation of the asset(s) subject to unresolved objection to be made as of such date by an approved valuation expert, and shall determine a valuation of such asset(s) consistent with the valuation as of such date by the approved valuation expert, and such valuation shall be final. For this purpose, a valuation of an asset as of such date shall be considered consistent with a valuation of an approved valuation expert if it is equal to the recommended value determined by the approved valuation expert as of such date. An approved valuation expert shall mean an independent valuation consultant that has been approved by Board Approval.

(iv) Liabilities of the Company shall be taken into account at the amounts at which they are carried on the books of the Company, and provision shall be made in accordance with GAAP for contingent or other liabilities not reflected on such books and, in the case of the liquidation of the Company, for the expenses (to be borne by the Company) of the liquidation and winding up of the Company’s affairs.

(v) No value shall be assigned to the Company name and goodwill or to the office records, files, statistical data, or any similar intangible assets of the Company not normally reflected in the Company’s accounting records.

(b) All valuations shall be made in accordance with the foregoing shall be final and binding on all Members, absent actual and apparent error. Valuations of the Company’s assets by independent valuation consultants shall be at the Company’s expense.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.1 Power of Attorney.

(a) Each Member irrevocably constitutes and appoints GSBDC the true and lawful attorney-in-fact of such Member to execute, acknowledge, swear to and file any of the following:

(i) Any certificate or other instrument which may be required to be filed by the Company under the laws of the United States, the State of Delaware, or any other jurisdiction; provided that no such certificate or instrument shall have the effect of amending this Agreement other than as permitted hereby; and

(ii) Any amendment or modification of any certificate or other instrument referred to in this Section 10.1.

It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity and assignment by such Member of its interest in the Company; provided, however, that if a Member shall assign all of its interest in the Company and the assignee shall, in accordance with the provisions of this Agreement, become a substitute Member, such power of attorney shall survive such assignment only for the purpose of enabling each attorney-in-fact to execute, acknowledge, swear to and file any and all instruments necessary to effect such substitution and provided further that such power of attorney shall terminate upon the bankruptcy of the Member.

(b) Each Member irrevocably constitutes and appoints the other Member the true and lawful attorney-in-fact of such Member to execute, acknowledge, swear to and file any agreement, document, certificate or other instrument in connection with the sale and transfer of such Member’s interest in the Company pursuant to Section 3.3 by the other Member.

It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity, bankruptcy, termination and dissolution by such Member of its interest in the Company and shall survive the delivery of an assignment by the Member of the whole or any portion of such Member’s interest in the Company, except that where the assignee thereof has been approved as a substituted Member of the Company.

Section 10.2 Determination of Disputes. Any dispute or controversy among the Members (other than a suit brought against a Defaulting Member) arising in connection with (i) this Agreement or any amendment hereof, (ii) the breach or alleged breach hereof, (iii) the actions of any of the Members, or (iv) the formation, operation or dissolution and liquidation of the Company, shall be determined and settled by arbitration in New York, New York, by a panel of three members who shall be selected, and such arbitration shall be conducted, in accordance with the commercial rules of the American Arbitration Association. Any award rendered therein shall be final and binding upon the Members and the Company and judgment upon any such award rendered by said arbitrators may be entered in any court having jurisdiction thereof. The party or parties against which an award is made shall bear its or their own expenses and those of the prevailing party or parties, including, without limitation, fees and disbursements of attorneys, accountants, and financial experts, and shall bear all arbitration fees and expenses of the arbitrators.

Section 10.3 Certificate of Formation; Other Documents. The Members hereby approve and ratify the filing of the Certificate of Formation on behalf of the Company. The Members agree to execute such other instruments and documents as may be required by law or which a Member or the Board deems necessary or appropriate to carry out the intent of this Agreement; provided that a Member shall not be required to execute any instrument or document that is adverse to such Member. Each Member further agrees to deliver, if requested by the Company for provision to a third-party lender, (i) its most recent financials; (ii) a certificate confirming the remaining amount of its uncalled Capital Commitment; (iii) an investor letter and authority documentation relating to its entry into its Subscription Agreement and this Agreement, and such other instruments as the Company or such lender may reasonably require in order to effect any such borrowings by the Company or any of its Affiliates; provided that any such letter, document or instrument is reasonably acceptable to such Member.

Section 10.4 Force Majeure. Whenever any act or thing is required of the Company or a Member hereunder to be done within any specified period of time, the Company and the Member shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Company or the Member, including, without limitation, bank holidays, and actions of governmental agencies, and excluding, without limitation, economic hardship; provided that this provision shall not have the effect of relieving the Company or the Member from the obligation to perform any such act or thing.

Section 10.5 Applicable Law This Agreement shall be governed by, and construed in accordance with, the internal law of the State of Delaware, without regard to the principles of conflicts of laws thereof.

Section 10.6 Waivers.

(a) No waiver of the provisions hereof shall be valid unless in writing and then only to the extent therein set forth. Any right or remedy of the Members hereunder may be waived by Board Approval, and any such waiver shall be binding on all Members. Except as specifically herein provided, no failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

(b) Except as otherwise provided in this Agreement, any approval or consent of the Members may be given by Board Approval, and any such approval or consent shall be binding on all Members.

Section 10.7 Notices. All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing or by electronic mail (with or without attached PDFs), and shall be sufficiently given if personally delivered or sent by postage prepaid, registered or certified mail, return receipt requested, or sent by electronic mail, overnight courier or facsimile transmission, addressed as follows: if intended for the Company, to the Company’s principal office determined pursuant to Section 2.3; and if intended for any Member, to the address of such Member set forth on the Company’s records, or to such other address as any Member may designate by written notice. Notices shall be deemed to have been given (i) when personally delivered, (ii) if sent by registered or certified mail, on the earlier of (A) three days after the date on which deposited in the mails or (B) the date on which received, (iii) if sent by overnight courier or facsimile transmission, on the date on which received or (iv) if sent by electronic mail, on the date on which received or on the next business day if the date received is either not a business day or the electronic mail was received after 5:00pm local time at the address of the recipient; provided that notices of a change of address shall not be deemed given until the actual receipt thereof. The provisions of this Section shall not prohibit the giving of written notice in any other manner; any such written notice shall be deemed given only when actually received.

Section 10.8 Construction.

(a) The captions used herein are intended for convenience of reference only and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

(b) As used herein, the singular shall include the plural (and vice versa), the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

(c) The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) References in this Agreement to Articles, Sections and Schedules are intended to refer to Articles, Sections and Schedules of this Agreement unless otherwise specifically stated.

(e) Nothing in this Agreement shall be deemed to create any right in or benefit for any creditor of the Company that is not a party hereto, and this Agreement shall not be construed in any respect to be for the benefit of any creditor of the Company that is not a party hereto. Notwithstanding the foregoing, the lenders under a Facility are express, intended third-party beneficiaries hereof, entitled to enforce the provisions of Section 3.1 in their own name in accordance with the terms governing such Facility.

(f) References to any Person includes such Person’s successors (including any successor by merger, consolidation, conversion or acquisition of all or substantially all of such Person’s assets) and assigns provided that, if restricted by this Agreement, only if such successors and assigns are permitted hereunder.

(g) Reference to day or days without further qualification means calendar days.

(h) References to any agreement, document or instrument means such agreement, document or instrument, together with all schedules, exhibits and annexes thereto, in each case as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof.

(i) References to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect including those constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

(j) The term “including” shall mean “including without limitation.”

Section 10.9 Amendments.

(a) This Agreement may be amended at any time and from time to time by Prior Board Approval and approval of each Member.

(b) Notwithstanding the foregoing, a Member may amend this Agreement and the Member List at any time and from time to time to reflect the admission or withdrawal of any Member or the change in any Member’s Capital Commitment, as contemplated by this Agreement. Each Member shall promptly receive notice of any amendments to the Member List.

Section 10.10 Legal Counsel. GSBDC has engaged Dechert LLP (“Company Counsel”), as legal counsel to the Company and GSBDC. Moreover, Company Counsel has previously represented and/or concurrently represents the interests of the Company, GSBDC and/or parties related thereto in connection with matters other than the preparation of this Agreement and may represent such Persons in the future. Each Member: (i) approves Company Counsel’s representation of the Company and GSBDC in the preparation of this Agreement; and (ii) acknowledges that Company Counsel has not been engaged by any other Member to protect or represent the interests of such Member vis-à-vis the Company or the preparation of this Agreement, and that actual or potential conflicts of interest may exist among the Members in connection with the preparation of this Agreement. In addition, each Member: (i) acknowledges the possibility of a future conflict or dispute among Members or between any Member or Members and the Company; and (ii) acknowledges the possibility that, under the laws and ethical rules governing the conduct of attorneys, Company Counsel may be precluded from representing the Company and/or GSBDC (or any equity holder thereof) in connection with any such conflict or dispute. Nothing in this Section 10.10 shall preclude the Company from selecting different legal counsel to represent it at any time in the future and no Member shall be deemed by virtue of this Section 10.10 to have waived its right to object to any conflict of interest relating to matters other than this Agreement or the transactions contemplated herein provided that any Member may otherwise waive such right.

Section 10.11 Execution. This Agreement may be executed in any number of counterparts and all such counterparts together shall constitute one agreement binding on all Members.

Section 10.12 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided that this provision shall not be construed to permit any assignment or transfer which is otherwise prohibited hereby.

Section 10.13 Severability. If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

Section 10.14 Computation of Time. In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday on which banks in New York are closed, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or such a legal holiday. Any reference to “business day” shall refer to any day which is not a Saturday, Sunday or such a legal holiday. Any references to time of day shall refer to New York time.

Section 10.15 Entire Agreement. This Agreement, the Subscription Agreements entered into between the Company and each Member in connection with the Members’ subscription of interests in the Company and any other agreements that may be entered into in connection with a Facility set forth the entire understanding among the parties relating to the subject matter hereof, any and all prior correspondence, conversations, memoranda or other writings being merged herein and replaced and being without effect hereon. No promises, covenants or representations of any character or nature other than those expressly stated herein, in such Subscription Agreements, or in any such other agreement have been made to induce any party to enter into this Agreement.

Section 10.16 Investments in Tobacco Companies. The Regents has represented to the Company, and the Company understands, that the Regents is a public entity recognized under article IX, section 9 of the Constitution of the State of California. The Regents has advised the Company that, pursuant to a formal, written policy adopted by its governing board, it is prohibited from investing in tobacco companies. For purposes hereof, a “tobacco company” means any entity that derives more than 50% of its annual consolidated sales revenues from the manufacture, sale, and distribution of tobacco products. The parties hereto agree and acknowledge that nothing in this Section 10.16 shall prohibit, restrict or otherwise limit the Company from making any investment, except as expressly provided in the immediately succeeding sentence. The Company shall not make an investment in a company that it knows to be a tobacco company, or that, as of the date immediately following the completion of such investment, will be a tobacco company. In the event that the Company has made an investment in a company that later becomes a tobacco company, the Company shall provide the Regents with written notice thereof, and if the Regents so request, the Company shall use commercially reasonable efforts to either (i) dispose of its interest in the tobacco company or (ii) assist the Regents in finding a purchaser to acquire all of the Regents’ interest in the Company. The Company will not distribute the securities of any tobacco company to the Regents but, instead, shall sell such securities on behalf of, and remit the proceeds thereof to, the Regents.

Section 10.17 Publicity. Except as required by law, none of the Company, any Member or their respective Affiliates, shall disclose any relationship with the Regents to persons or entities that are not Members, prospective Members, agents or representatives of the Company (including, without limitation, attorneys or accountants thereof). The Person making such disclosure to any such attorney shall instruct such attorney not to use any non-public or confidential information about the Regents obtained in connection with this Agreement or the operation of the Company on behalf of such attorney’s clients.

Section 10.18 Sovereign Immunity. The Company and each Member acknowledges that the Regents are entitled to certain immunities, defenses, rights and actions with respect to tort claims arising out of the Regents’ status as a sovereign state or entity and that the Regents reserves all such immunities, defenses, rights or actions. No waiver of such immunities, defenses, rights or actions shall be implied or otherwise deemed to exist by the Regents entering into this Agreement or the Subscription Agreement, by any express or implied provision thereof, or by any actions or omissions to act by the Regents or any of its representatives or agents, whether taken or omitted to be taken pursuant to the this Agreement or the Subscription Agreement or prior to the Regents’ execution thereof; provided, however, that the Regents agree that, to the maximum extent permitted by law, the Regents shall not assert any such immunities, defenses, rights or actions, and none of such immunities, defenses, rights or actions shall apply, with respect to the Regents’ representations under this Agreement or the Subscription Agreement, and the Regents’ obligation to make Capital Contributions to the Company or to comply with any other contractual obligation under this Agreement or the Subscription Agreement and any amendments to this Agreement or the Subscription Agreement.

Section 10.19 Opinions of Counsel. In any event in which this Agreement requires or permits a Member to deliver an opinion of legal counsel, the Company and each Member will accept an opinion from internal legal counsel of the Member.

Section 10.20 Agreement to Keep Terms Confidential. Each of the parties hereto agrees that it will not, and that it will cause its respective agents and Affiliates to not, discuss the terms agreed to by the parties in connection with their respective investment in the Company, whether contained in this Agreement, the Subscription Agreement, or any other documents or conversations, with any person other than its officers, directors, affiliates, or attorneys, unless (a) required by applicable law or (b) the other parties hereto give their express written consent.

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IN WITNESS WHEREOF, the Members have caused this Agreement to be executed and delivered as of July 18, 2014.

Goldman Sachs BDC, Inc.

By:

	Name:	Brendan McGover
	Title:	Chief Executive Officer and President

Regents of the University of California

By:

	Name:	MELVIN L. STANTON
	Title:	ASSOCIATE CHIEF INVESTMENT OFFICER UNIVERSITY OF CALIFORNIA

[Signature Page to Senior Credit Fund, LLC Limited Liability Company Agreement]

Schedule A

Management Decisions

1. Prior Board Approval shall be required for the Company or any Financing Subsidiary that is wholly-owned or otherwise controlled by the Company to do any of the following:

(i) Take any action or decision which results in the investment of any amount (including any additional amount) in an Investment (other than an amount invested pursuant to a binding obligation previously entered into with Prior Board Approval) or the sale, transfer or other disposition of any Investment (other than an amount sold, transferred or other disposed of pursuant to a binding obligation previously entered into with Prior Board Approval);

(ii) Materially modify or waive the terms of any Investment which results in any of the following: (1) an extension of additional capital or commitments; (2) an amendment or waiver of a financial covenant; (3) an approval of an acquisition which is expected to represent more than 20% of the earnings before interest, taxes, depreciation and amortization of the obligor or issuer; (4) an approval of a sale of assets which represents more than 20% of the earnings before interest, taxes, depreciation and amortization of the obligor or issuer; (5) the incurrence of additional senior debt by the obligor or issuer equal to or greater than 20% of the existing senior commitments or which results in leverage increasing by more than 0.5 times; or (6) an amendment or waiver of any payment term, including mandatory prepayments; provided that if the Board cannot agree as to any such material modification or waiver of an Investment, the Board shall vote in a manner consistent with a majority in interest of the other participants in such Investment (excluding other participants that are Affiliates of a Member);

(iii) Enter into any transaction with a Member or an Affiliate of a Member (except as permitted by this Agreement);

(iv) Make short sales of assets or engage in hedging or other derivative or commodities transactions;

(v) Enter into any credit facility, including in particular enter into a senior credit facility to leverage the Company’s Investments, or materially modify or waive the terms thereof or make a voluntary prepayment; provided that Prior Board Approval shall separately be required to utilize any leverage greater than 2:1 leverage;

(vi) Guarantee, or otherwise become liable for, the obligations of other Persons, including, without limitation, Portfolio Companies and Alternative Investment Vehicles;

(vii) Replace the Administrative Agent for the Company, or materially modify or waive the terms of the Administrative Services Agreement;

(viii) Approve a sub-administration agreement, or materially modify or waive the terms of a sub-administration agreement;

(ix) Approve a transfer or pledge of an interest in the Company in accordance with Article 7, except as provided otherwise herein, including pursuant to Section 3.3;

(x) File for bankruptcy;

(xi) Commence or settle any material claims or litigation;

(xii) Distribute Illiquid Securities;

(xiii) Take any action or decision which pursuant to any provision of this Agreement requires Prior Board Approval; and

(xiv) Modify or waive any material provision of this Agreement.

2. Subject to Section 1 of this Schedule A for matters requiring Prior Board Approval, Board Approval shall be required for the Company or any Financing Subsidiary that is wholly-owned or otherwise controlled by the Company to do any of the following:

(i) Change the name or principal office, or open additional offices;

(ii) Form, acquire an interest in, or transfer or otherwise dispose of an interest in, any Financing Subsidiary, Alternative Investment Vehicle, or any other subsidiary owned by it, or materially modify or waive the terms thereof;

(iii) Retain a custodian of its assets and open bank accounts on its behalf; and (iv) Take any action or decision which pursuant to any provision of this Agreement requires Board Approval.